As filed with the Securities and Exchange Commission on November 5, 2008
Registration No. _________

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

VALCOM, INC.
(Name of Small Business Issuer in its charter)

Delaware	58-1700840
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2113A Gulf Boulevard, Indian Rocks Beach, Florida 33785
(Address of Principal Executive Offices) (Zip Code)

2008 Professional/Consultant Stock Compensation Plan
 (Full title of the plans)

Vince Vellardita
2113A Gulf Boulevard,
Indian Rocks Beach, Florida 33785
 (Name and address of agent for service)
(727) 953-9778
(Telephone number, including area code of agent for service)

With a copy to:

Darrin M. Ocasio, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway
New York, NY 10006
(212) 930-9700
Fax: (212) 930-9725

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (2)

Common Stock , $.001 par value	2,500,000	$.18	$450,000	$17.69

(1)	Issuable pursuant to the 2008-A Professional/Consultant Stock Compensation Plan dated as of November 5, 2008.
(2)
Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, using the average of the high and low price of the Common Stock as reported on November 3, 2008 on the Pink Sheets, which was $.19 and $.17, respectively.

PART I

Item 1. Plan Information.

The documents containing the information specified in Item 1 will be sent or given to participants in the Plan as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). Such documents are not required to be and are not filed with the Securities and Exchange Commission (the "SEC") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Item 2. Registrant Information and Employee Plan Annual Information.

Upon written or oral request, any of the documents incorporated by reference in Item 3 of Part II of this Registration Statement (which documents are incorporated by reference in this Section 10(a) Prospectus), and other documents required to be delivered to eligible employees, non-employee directors and consultants, pursuant to Rule 428(b) are available without charge by contacting:

Vince Vellardita
2113A Gulf Boulevard,
Indian Rocks Beach, Florida 33785
 (Name and address of agent for service)
(727) 953-9778

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The Registrant hereby incorporates by reference into this Registration Statement the documents listed below. In addition, all documents subsequently filed pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents:

Reference is made to the Registrant’s annual report on Form 10-K for the year ended September 30, 2007, as filed with the SEC on October 15, 2008 which is hereby incorporated by reference.

Reference is made to the Registrant’s quarterly report on Form 10-Q for the quarter ended December 31, 2007, as filed with the SEC on October 16, 2008 which is hereby incorporated by reference.

Reference is made to the Registrant’s quarterly report on Form 10-Q for the quarter ended March 31, 2008, as filed with the SEC on October 17, 2008.

Reference is made to the Registrant’s quarterly report on Form 10-Q/A for the quarter ended March 31, 2008, as filed with the SEC on October 20, 2008.

Reference is made to the Registrant’s quarterly report on Form 10-Q for the quarter ended June 30, 2008, as filed with the SEC on October 21, 2008.

Reference is made to the Registrant’s current report on Form 8-K, as filed with the SEC on January 2, 2008.

Reference is made to the Registrant’s current report on Form 8-K, as filed with the SEC on February 20, 2008.

Reference is made to the Registrant’s current report on Form 8-K, as filed with the SEC on August 15, 2008.

Reference is made to the Registrant’s current report on Form 8-K, as filed with the SEC on August 20, 2008.

Reference is made to the description of the Registrant’s common stock as contained in its most recent annual report on Form 10-K, as filed with the SEC on October 15, 2008, together with all amendments or reports filed for the purpose of updating such description.

Item 4.   Description of Securities.

Not applicable.

Item 5.   Interest of Named Experts and Counsel.

The validity of the shares of common stock offered hereby will be passed upon for the Registrant by Sichenzia Ross Friedman Ference LLP, 61 Broadway, 32 nd Fl., New York, NY 10006. Darrin M. Ocasio, a member of Sichenzia Ross Friedman Ference LLP, is entitled to receive shares of common stock under this registration statement to be issued as compensation for legal services to be performed on behalf of the Registrant.

Item 6.   Indemnification of Directors and Officers.

Our certificate of incorporation limits the liability of directors to the maximum extent permitted by law. Our bylaws provide that we shall indemnify our officers and directors to the fullest extent provided by law.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the Act) may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Item 7. Exemption from Registration .

Not applicable.

Item 8. Exhibits.

The following exhibits are filed as part of the Registration Statement:

Exhibit No.	Description

5.1	Opinion of Sichenzia Ross Friedman Ference, LLP

10.1	Compensation Agreement

23.1	Consent of Moore & Associates, Chartered (Independent Registered Public Accounting Firm)

23.3	Consent of Sichenzia Ross Friedman Ference, LLP (included in its opinion filed as Exhibit 5.1)

Item 9.   Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on November 5, 2008.

VALCOM, INC.

By:	/s/ Vince Vellardita
Vince Vellardita
Chief Executive Officer (principal executive officer and principal accounting officer)

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Vince Vellardita of the Registrant, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any other regulatory authority, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Vince Vellardita	Chief Executive Officer and Chairman of the Board	November 5, 2008
Vince Vellardita	(principal executive officer and principal accounting officer)

/s/ Richard Shintaku	Director	November 5, 2008
Richard Shintaku

/s/ Frank O’Donnell	Director	November 5, 2008.
Frank O’Donnell